Exhibit 99.1

FOR IMMEDIATE RELEASE

LA QUINTA HOLDINGS PROMOTES KEITH CLINE TO CHIEF EXECUTIVE OFFICER

- Jim Forson Appointed Chief Financial Officer -

IRVING, T.X. – February 19, 2016 (PR Newswire) — The Board of Directors of La Quinta Holdings Inc. (NYSE:LQ) (the “Company” or “La Quinta”) today announced that they have appointed Keith Cline to serve as President and Chief Executive Officer, effective immediately. In addition, Jim Forson has been named the Company’s Executive Vice President and Chief Financial Officer. Both leaders had been serving in their respective roles on an interim basis.

Mr. Cline has strong public-company and brand leadership experience across a number of diverse consumer industries and has served as La Quinta’s interim President and Chief Executive Officer since September 2015. Mr. Cline joined La Quinta in January of 2013 as its Executive Vice President and Chief Financial Officer where he helped to lead the Company through its initial public offering. Prior to joining La Quinta, Mr. Cline has served in a variety of executive and senior leadership roles at Charming Charlie, Inc., Express, Inc (NYSE:EXPR), The J.M. Smucker Company (NYSE:SJM), FedEx Custom Critical (NYSE:FDX), and L Brands (NYSE:LB). Mr. Cline began his career at Arthur Andersen & Company and graduated summa cum laude from the University of Akron with a B.S. in Accounting and a M.B.A. in Finance.

Mr. Forson has served as La Quinta’s interim Chief Financial Officer since November 2015. Previously, Mr. Forson served as La Quinta’s Senior Vice President and Chief Accounting Officer. Mr. Forson joined the Company in 2010 as Vice President and Controller and also served as Acting Chief Financial Officer from 2012 to 2013. Prior to joining La Quinta, Mr. Forson was Senior Audit Manager with Grant Thornton LLP. Mr. Forson graduated with distinction from the University of Virginia’s McIntire School of Commerce with a B.S. degree in Commerce, and is a Certified Public Accountant.

Regarding his appointment, Mr. Cline said, “I am honored to become the President and Chief Executive Office of La Quinta. This is an outstanding organization with a highly engaged leadership team and employee workforce as well as an enthusiastic community of franchise partners that are dedicated to growing the La Quinta brand. We will work tirelessly to satisfy our guests, create value for our shareholders and continue to make La Quinta a great place to work and to invest.”

Mit Shah, Chairman of the Board of Directors, said, “After a broad and thorough search involving a significant number of highly accomplished executives, the Board believes that Keith’s strategic vision, brand experience, team building acumen and his ability to execute make him the right person to lead the Company’s future. The Board is confident that Keith and his executive team will optimize the performance of the La Quinta brand to drive long term growth and enhance shareholder value.”

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding our transition to new leadership of the Company, performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About La Quinta

La Quinta Holdings Inc. (LQ) is a leading owner, operator and franchisor of select-service hotels primarily serving the upper-midscale and midscale segments. The Company’s owned and franchised portfolio consists of more than 880 properties representing approximately 87,600 rooms located in 47 US states, Canada, Mexico and Honduras. These properties operate under the La Quinta Inn & Suites™, La Quinta Inn™ and LQ Hotel™ brands. La Quinta’s team is committed to providing guests with a refreshing and engaging experience. For more information, please visit: www.LQ.com.

Contacts

Investors:	Media Contacts:
Investor Relations	Phil Denning & Jason Chudoba
214-492-6896	203-682-8200
investor.relations@laquinta.com	Phil.Denning@icrinc.com
Jason.Chudoba@icrinc.com